Exhibit 4.11

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                       STOCK PURCHASE WARRANT CERTIFICATE
                       ----------------------------------

     Integrated Spatial Information Solutions, Inc, a Colorado corporation (the "Company") issues this WARRANT as of the 1st day of February, 2000 (the "Date of Issuance"), to

     _______________________________ (the "Holder").

     1. Issuance of Warrant, Term.

          (a) For and in consideration of services rendered and to be rendered by the Holder to the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to the Holder the right to purchase at the Exercise Price (as hereinafter defined)

               ___________ shares of Common Stock of the Company (the "Common Stock")

               as set forth herein, all subject to adjustment and upon the terms and conditions contained herein, together with the other appurtenant rights, powers and privileges hereinafter described.

          (b) This Warrant shall be exercisable at any time and from time to time in whole or in part until the third (3rd) anniversary of the Date of Issuance.

     2. Exercise Price. The exercise price per share for which all or any of the shares of Common Stock of the Company (collectively, the "Warrant Shares") may be purchased pursuant to the terms of this Warrant shall be $0.50 (the "Exercise Price").

     3. Exercise.

          (a) This Warrant may be exercised by the Holder hereof on a cashless
     (net) basis or on a cash basis (but only on the conditions hereinafter set forth) as to all or any increment or increments of the Warrant Shares upon delivery of written notice of intent to exercise to the Company at the Company's address set forth below its signature below or the address most recently reported in filing with the Securities and Exchange Commission by the Company, together with this Warrant and cash or check payable to the Company for the aggregate Exercise Price of the Warrant Shares so purchased (the "Purchase Price"), except as provided in the following sentence. The Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by canceling a portion of this

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     Warrant exercisable for such number of the Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value (as defined below) per share of Common Stock as of the date of exercise over the Purchase Price per share. Upon exercise of this Warrant, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Warrant Shares, the Holder shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised, which number shall be equal to the number of the outstanding shares of the Company's Common Stock, as of the close of business on the date of final exercise of the Warrant, which would cause the Holder to own the Warrant Percentage of the shares of Common Stock of the Company calculated on a fully diluted basis, minus the number of shares of the Company's Common Stock issued upon earlier exercise(s) of the Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Warrant Shares upon exercise of this Warrant.

          (b) For purposes of this Warrant, "Common Stock" means the Common Stock of the Company, and all other securities of any class of classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

          (c) For purposes of this Warrant, "Fair Market Value" shall mean, with respect to each share of Common Stock as of a particular date:

               (A) If the Common Stock is traded on a securities exchange or market or over-the-counter, then the fair market value per share of the Common Stock shall be the average of the closing price of the Common Stock on such exchange or market for the twenty (20) business days ending five (5) business days prior to the date for which the Fair Market Value is being determined; or

               (B) If the Common Stock is not traded on a securities exchange or market or over-the-counter, then as determined by the Company's Board of Directors in good faith, in which event neither the Board of Directors of the Company nor any appraiser shall take into account or otherwise make any discount in respect of (i) any restrictions on the transfer of shares of Common Stock of the Company or this Warrant, (ii) any minority interest, (iii) any lack of liquidity of shares of Common Stock of the Company or this Warrant due to the fact that there may be no public or private market for such shares or this Warrant, or (iv) the voting status of this Warrant or any share of Common Stock of the Company, whether under the Articles of Incorporation or Bylaws of the Company, by agreement or otherwise. In determining the Fair Market Value of the Common Stock as of a particular date, the Company's Board of Directors (or the appraisers, as the case may be) shall appraise the value of the Company as of such date and the Fair Market Value of each share shall be the Fair Market Value of the Company divided by the number of shares of Common Stock of the Company on a fully diluted basis as of such date,

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               taking into account only in the money options, warrants and convertible securities and adding to Fair Market Value the exercise price and conversion price of such in the money options, warrants and convertible securities.

     4. Covenants and Conditions. The above provisions are subject to the following:

     (a) Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Warrant Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Warrant Shares shall bear substantially the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

     THE SHARES SUBJECT TO THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF THAT STOCK PURCHASE WARRANT DATED AS OF FEBRUARY 1, 2000, AND ISSUED BY THE COMPANY. COPIES OF THE STOCK PURCHASE WARRANT MAY BE OBTAINED FROM THE COMPANY'S SECRETARY.

     (b) The Company covenants and agrees that all Warrant Shares that may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

     (c) The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any Warrant Shares issued upon exercise of this Warrant with applicable federal and state securities laws. In furtherance of the foregoing, the Holder represents and warrants:

          (i) The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests;

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          (ii) The Holder is acquiring this Warrant, and will acquire the
     Warrant Shares, for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that this Warrant has not been, and the Warrant Shares will not be, registered under the Securities Act or any Blue Sky Laws by reason of exemptions from the registration provisions of the Securities Act and such Blue Sky Laws that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations;

          (iii) The Holder is familiar with the provisions of Rule 144 under the Act which permits the limited resale of restricted securities, subject to the satisfaction of certain conditions;

          (iv) The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities, financial statements and any other documents requested by the Holder. The Holder has also had an opportunity to ask questions of officers of the Company, which were answered to its satisfaction; and

     5. Transfer of Warrant. Subject to the provisions of Paragraph 4, this Warrant or the Warrant Shares may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant or the Warrant Shares to the Company with written instructions for such transfer; provided, however, that the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company or is affiliated with any such competitor. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses in connection with the preparation, issuance and delivery of Warrants under this Paragraph 5.

     6. Warrant Holder Not Shareholder; Rights Offering. This Warrant does not confer upon the Holder hereof, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, in the event the Company should offer to all the Company's shareholders the right to purchase any securities of the Company, then all of the Warrant Shares shall be deemed for such purpose to be outstanding and owned by the Holder as of the subscription date and the Holder shall be entitled to participate in such rights offering as if it were a shareholder.

     7. Adjustment.

     (a) The number of Warrant Shares purchasable hereunder are subject to adjustment from time to time, as follows:

          (i) If the Company at any time subdivides its Common Stock, the number of Warrant Shares issuable pursuant to this Warrant will be proportionately increased. If the Company at any time combines its Common Stock, the number of Warrant Shares issuable pursuant to this Warrant will be proportionately decreased.

          (ii) If the Company at any time pays a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (i)) of Common Stock, then the number of

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     Warrant Shares issuable pursuant to this Warrant will be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution of stockholders to that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable immediately prior to such date of determination by a fraction (i) the numerator of which will be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, calculated on a fully diluted basis as provided in Section 1(c) of this Warrant, and (ii) the denominator of which will be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, calculated on a fully diluted basis as provided in Section 1(c) of this Warrant.

          (iii) The number of shares reserved for issuance pursuant to this Warrant will automatically be adjusted without further action by the Company in the event of any adjustment of the number of Warrant Shares issuable pursuant to this Warrant.

     (b) In the event of a merger, consolidation, recapitalization, combination or exchange of Common Stock occurring after the date hereof pursuant to which the Company is not the surviving entity (an "Acquisition"), the Company covenants that it will obtain from the acquiring entity, as a condition to the closing of such transaction or event, the right for the Holder to exchange this Warrant, at its sole option and in lieu of exercise hereof, for a warrant to purchase the equivalent number of shares of the equivalent class of shares of the acquiring entity on a fully diluted basis. The period of exercise of such new warrant shall be equal to the remaining duration of the exercise period of this Warrant. If, as a result of such Acquisition, the shareholders of the Company immediately prior to such Acquisition own at least a majority of the shares of voting capital stock, assuming full exercise or conversion of all securities exercisable for or convertible into such voting capital stock, outstanding after such Acquisition and are entitled upon liquidation to receive a majority of the assets of the surviving entity, then the method of calculating the number of Warrant Shares set forth in Paragraph 1 hereof shall remain unaffected; otherwise, this Warrant shall, after such Acquisition, permit the Holder to purchase that percentage of Warrant Shares or other consideration of the acquiring entity which the Holder would be entitled to receive as a result of such merger, consolidation, recapitalization, combination or exchange of shares if this Warrant had been exercised in full immediately prior to such merger, consolidation, recapitalization, combination or exchange of shares (or the record date, if any, for such transaction or event) for the same aggregate exercise price as provided for in this Warrant.


     8. Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or nationally recognized courier service (such as UPS or Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or one business day after delivery to such courier service or two business days after mailing, as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

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     The address of
     Holder is:                 Name
                                Street
                                City, State, Zip Code

     The address of
     the Company is:            Integrated Spatial Information Solutions, Inc.
                                1597 Cole Boulevard, Suite 300B
                                Golden, CO 80401
                                Attention: Secretary

     11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited. or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

     12. Descriptive Headings; Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. ALL QUESTIONS CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS OR RULE (WHETHER OF THE STATE OF COLORADO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF COLORADO.



     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                  "COMPANY":

                                  Integrated Spatial Information Solutions, Inc.

                                  By: ____________________________________
                                  Frederick G. Beisser, Vice President --
                                  Finance & Administration


                                  "HOLDER":


                                  By: ______________________________________
                                  Name: First I. Lastname

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                                SUBSCRIPTION FORM
     (To be executed by the Registered Holder in order to exercise Warrants)

     The undersigned Registered Holder hereby irrevocably elects to exercise ____________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issueable upon the exercise of such Warrants, and requests that certifiecates for such shares be issued in the name of:

     Name:_____________________________________________________

     SSAN or Taxpayer ID: _____________________________________

     Signature: _________________________________ Dated: ______

     Address: _________________________________________________

Signature Guaranteed:


Signatures must correspond to the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a STAMP program participant normally expected to be a commercial bank or trust company or a member firm o the New York Stock Exchange, American Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.

--------------------------------------------------------------------------------


                                  TRANSFER FORM
     (To be executed by the Registered Holder in order to transfer Warrants)

I hereby sell, assign and transfer ______________ of the warrants represented by this Warrant Certificate to the below named person, and hereby irrevocably constitute and appoint Integrated Spatial Information Solutions, Inc., or the Warrant Agent, if appointed, with full power of substitution, Attorney to tgransfer this Warrant Certificate on the books of the Company.

Name of Transferee: _____________________________SSAN or TID: __________________

Address of Transferee: _________________________________________________________

Name of Registered Holder: ______________________SSAN or TID: __________________

Signature of Registered Holder: _______________________Dated: __________________

Registered Holder Address: _____________________________________________________

Signature Guarantee:



Signatures must correspond to the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a STAMP program participant normally expected to be a commercial bank or trust company or a member firm o the New York Stock Exchange, American Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.


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